Exhibit 10.2

SUBSCRIPTION AGREEMENT

AND JOINDER

This SUBSCRIPTION AGREEMENT AND JOINDER (this “Agreement”) is dated as of August 8, 2016, between XpresSpa Holdings, LLC, a Delaware limited liability company (the “Company”), and FORM Holdings Corp., a Delaware corporation (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, units of the Company’s Series C Preferred Units (the “Series C Preferred Units”) pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, upon the execution and delivery of this Agreement, the Company and the Purchaser agree as follows:

1.          Subscription.  The Purchaser, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase the number of Series C Preferred Units (the “Purchased Units”) listed on the Purchaser’s signature page hereto, at a per unit purchase price of $1.00 (the “Per Unit Purchase Price”) for an aggregate purchase price of $1,733,826, and the Company, intending to be legally bound, hereby agrees to issue and sell the Purchased Units to the Purchaser, provided, however, that the Company reserves the right to accept or reject this subscription for Purchased Units, in whole or in part. If the Company elects to accept this subscription for Purchased Units in part, it shall promptly notify the Purchaser on the signature page countersigned by the Company and delivered to the Purchaser.

2.          Accredited Investors. The offering and sale of the Purchased Units (the “Offering”) is being made to “accredited investors” (as such term is defined in Regulation D promulgated by the U. S. Securities and Exchange Commission (the “SEC”) under the Act).

3.          Purchase and Sale of Purchased Units.  The Company agrees to issue and sell to the Purchaser and the Purchaser agree to purchase the Purchased Units at a closing to take place at the offices of the Company, or such other place as the Purchaser and the Company shall mutually agree, including by way of the exchange of facsimile or “pdf” copies of signatures (the “Closing”), no later than the first Trading Day (as such term is defined below) following the date hereof (the “Closing Date”).  The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the aggregate amount to be paid for the Purchased Units purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds (the “Subscription Amount”), and the Company shall deliver to the Purchaser its Purchased Units and the Company and the Purchaser shall deliver the other items set forth in Section 4 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 4 and 5, the Closing shall occur at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 3rd Avenue, New York, New York 10017. The term “Trading Day” means a day on which the NASDAQ Stock Market is open for trading.

4.          Deliveries

(a)        On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)         this Agreement duly executed by the Company;

(ii)        a copy of Amendment No. 3 to the Operating Agreement (which includes the terms of the Series C Preferred Units);

(iii)       a copy of the Register (as defined in the Operating Agreement), after giving effect to the issuance of the Purchased Units.

(b)        On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)         This Agreement duly executed by the Purchaser; and

(ii)        The Purchaser’s Subscription Amount by wire transfer to the account specified by the Company on Schedule I.

5.          Closing Conditions.

(a)        The obligations of the Company hereunder are subject to the following conditions being met:

(i)         the accuracy in all material respects as of the date hereof of the representations and warranties by the Purchaser contained herein;

(ii)        all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)       the delivery by the Purchaser of the items set forth in Section 4(b) of this Agreement.

(b)        The obligations of the Purchaser hereunder are subject to the following conditions being met:

(i)         the accuracy in all material respects as of the date hereof of the representations and warranties by the Company contained herein;

(ii)        all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

(iii)       the delivery by the Company of the items set forth in Section 4(a) of this Agreement.

6.          Representations and Warranties of the Company.  Each of the Fundamental Representations (as defined in that certain Agreement and Plan of Merger by and among the Purchaser, FHXMS, LLC, the Company, the unitholders of the Company party thereto or who become a party thereto and Mistral XH Representative, LLC, as representative of the unitholders of the Company, dated as of the date hereof (the “Merger Agreement”)) is hereby incorporated herein by reference as though fully restated herein, subject to any applicable sections of the Company Disclosure Schedule (as defined in the Merger Agreement). In addition, as of the date hereof, the Company hereby represents and warrants to the Purchaser that:

(a)        Organization.  The Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware.

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(b)        Authority and Validity.  The Company has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action required on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize this Agreement or for the Company to perform its obligations under this Agreement.  This Agreement constitutes the lawful, valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

(c)        Valid Issuance of Purchased Units.  The Purchased Units, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly authorized and issued, fully paid and nonassessable and free of restrictions on transfer other than (i) applicable state and federal securities laws and (ii) those contained in the Operating Agreement.

(d)        No Violation or Conflict.  The execution, delivery and performance of this Agreement and the transactions contemplated hereby do not (i) violate, conflict with or result in the breach of any provision of the Company’s Fourth Amended and Restated Limited Liability Company Operating Agreement, dated as of April 22, 2015, as amended (the “Operating Agreement”), (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable the Company or any of its assets, properties or businesses, or (iii) conflict with, result in any breach of, constitute a default (or event that with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any encumbrance on any of the assets or properties of the Company, pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party except, in the case of clauses (ii) and (iii), to the extent that such conflicts, breaches, defaults or other matters would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company.

(e)        Governmental/Regulatory Consents and Approvals.  Except for filings under federal securities laws and, if required, NASDAQ Stock Market rules and regulations, the execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated hereby do not and will not, require any permits, consents, approvals, orders, authorizations of, or declarations to or filings with any federal, state, local or foreign government or regulatory authority, which has not already been obtained, effected or provided.

(f)         Capitalization. Except as provided in the Operating Agreement or as set forth on Schedule 6(f), there are no outstanding Units (as defined in the Operating Agreement), options, unit appreciation rights, warrants or other rights, contracts, arrangements, or commitments of any character relating to the issued or unissued Units, or obligating the Company to issue, grant or sell any Units, or other equity interests in, or securities convertible into equity interests in, the Company. None of the outstanding equity securities or other securities of the Company was issued in violation of the Act or any other law, rule, or regulation.

(g)        Operating Agreement. The Company has delivered to the Purchaser a copy of the Operating Agreement, as currently in effect.

7.          Representations, Warranties and Covenants of the Purchaser.  As of the date hereof, the Purchaser hereby represents and warrants to the Company that:

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(a)        Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)        Own Account. The Purchaser understands that the Purchased Units are “restricted securities” and have not been registered under the Act or any applicable state securities law and is acquiring the Purchased Units as principal for its own account and not with a view to or for distributing or reselling such Purchased Units or any part thereof in violation of the Act or any applicable state securities law, has no present intention of distributing any of such Purchased Units in violation of the Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Purchased Units in violation of the Act or any applicable state securities law (this representation and warranty not limiting the Purchaser’s right to sell the Purchased Units in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Purchased Units hereunder in the ordinary course of its business.

(c)        Purchaser Status. At the time the Purchaser was offered the Purchased Units, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Act.

(d)        Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Purchased Units and, at the present time, is able to afford a complete loss of such investment.

(e)        General Solicitation. The Purchaser is not purchasing the Purchased Units as a result of any advertisement, article, notice or other communication regarding the Purchased Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)        Access to Information. The Purchaser acknowledges that it has had the opportunity to review this Agreement and the Operating Agreement, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Purchased Units and the merits and risks of investing in the Purchased Units; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In addition, the Purchaser acknowledges and agrees that it has such knowledge concerning the Company and the contemplated transaction with the Company and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units.

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(g)        Certain Transactions and Confidentiality. Other than to other Persons party to this Agreement, to investors in the Company, or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(h)        No Other Representations. No representations or warranties have been made to the Purchaser with respect to the investment in the Purchased Units or the Company other than the representations set forth herein, and the Purchaser has not relied upon any representation or warranty not provided herein in making its investment in the Company.

8.          Transfer Restrictions. The Purchaser understands and acknowledges that the Purchased Units are subject to substantial restrictions on transfer as provided in the Operating Agreement.

9.          Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.        Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) registered or certified mail, postage prepaid, return receipt requested, (ii) overnight delivery with confirmation of delivery, or (iii) email transmission, in each case addressed to the address set forth on the signature page hereto.

11.        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of laws principles.

12.        Further Assurances. The Company and the Purchaser agree to execute any and all such other and further instruments and documents, and to take any and all such further actions, which are reasonably required to effectuate this Agreement and the intents and purposes hereof.

13.        Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, personal representatives, successors and assigns.

14.        Entire Agreement.  This Agreement and the Operating Agreement constitute the entire agreement between the Company and the Purchaser with respect to the matters covered hereby and supersede all prior agreements and understanding with respect to such matters between the Company and the Purchaser.

15.        Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.

16.        Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly set forth in writing and signed by the party against whom such waiver is charged; and, (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions and (ii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

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17.        Subscription Irrevocable. Except as set forth herein, this subscription is irrevocable, is subject to all of the terms and provisions contained in this Agreement, and will survive the death, dissolution, or disability of the Purchaser.

18.        Assignability. This Agreement is not transferable or assignable by the Purchaser.

19.        Counterparts; Facsimile or “pdf” Copies.  This Agreement may be executed in counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.  Delivery of an executed copy of a signature page to this Agreement by facsimile or “pdf” transmission shall be as effective as delivery of a manually executed copy of this Agreement and shall be as effective and enforceable as the original.

20.        Joinder to Operating Agreement. By executing this Agreement, Purchaser agrees to be bound by, and to comply with, all of the terms and conditions of the Operating Agreement in the same manner as if Purchaser were an original signatory to the Operating Agreement. Purchaser, as a Member under the Operating Agreement, confirms that the representations and warranties set forth in Section 12.01 of the Operating Agreement (except for the representation and warranty set forth in Section 12.01(l) of the Operating Agreement) are true and correct as to the Purchaser. From and after Closing, the Purchaser will be entitled to the rights of, and be subject to the obligations of, a Member under the Operating Agreement.

SIGNATURES FOLLOW ON NEXT PAGE

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Exhibit 10.2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed by its authorized signatory as of the date first indicated above.

FORM Holdings Corp.

	By:	/s/ Andrew Perlman
Name: Andrew Perlman
Title: Chief Executive Officer

Subscription Amount: $1,733,826

No. of Purchased Units: 1,733,826

Address for Notice:
780 Third Avenue, 12th Floor
New York, NY 10017
Telephone: (212) 309-7549
E-mail: Notices@FORMHoldings.com
Attention: Chief Executive Officer

With a copy (which shall not constitute effective notice) to:
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Chrysler Center
666 Third Avenue
New York, NY 10017
Telephone: (212) 935-3000
E-mail: KRKoch@mintz.com
Attention: Kenneth R. Koch, Esq.

Agreed and accepted as of
the date first written above:
XpresSpa Holdings, LLC

	By:	/s/ Andrew R. Heyer
Name: Andrew R. Heyer
Title: Chairman

Address for Notices:
c/o Mistral Capital Management, LLC
650 Fifth Avenue, 31st Floor
New York, NY 10019
Attention: Andrew R. Heyer
Email: aheyer@mistralequity.com

With a copy (which shall not constitute effective notice) to:
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Attention: Sidney Burke
E-mail: sidney.burke@dlapiper.com